                                                                    Exhibit 21.1





                          SUBSIDIARIES OF ORIUS CORP.




                                                  STATE OF FORMATION OR
      SUBSIDIARY                                     INCORPORATION
      ----------                                   --------------------

NATG Holdings, LLC                                     Delaware
North American Tel-Com Group, Inc.                      Florida
Burn-Techs, Inc.                                        Florida
CATV Subscriber Services, Inc.                      North Carolina
Cablemasters Corp.                                   Pennsylvania
Channel Communications, Inc.                            Kansas
Copenhagen Utilities & Construction, Inc.               Oregon
DAS-CO of Idaho, Inc.                                   Idaho
Excel Cable Construction, Inc.                         Florida
Mich-Com Cable Services Incorporated                   Michigan
Network Cabling Services, Inc.                          Texas
Schatz Underground Cable, Inc.                         Missouri
State Wide CATV, Inc.                                  New York
U.S. Cable, Inc.                                       Wisconsin
Texel Corporation                                      Virginia